UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

ALPINE SUMMIT ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-41510	98-1623755
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3322 West End Ave.
Suite 450
 Nashville, Tennessee, United States 37203
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (346) 264-2900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Subordinate Voting Shares, without par value	ALPS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the redemption of Class B non-voting units of ("Units") of HB2 Origination, LLC, a subsidiary of Alpine Summit Energy Partners, Inc. ("Alpine Summit"), as previously reported on that certain Current Report on Form 8-K filed on June 2, 2023 with the U.S. Securities and Exchange Commission, Alpine Summit also issued an additional 12,108 Class A subordinate voting shares (the "Subordinate Voting Shares") of Alpine Summit to a holder of Units following the redemption of such Units on June 2, 2023.

The 12,108 Subordinate Voting Shares were issued in reliance upon the exemptions from registration afforded by Rule 506(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because (i) the issuance was not made by general solicitation or advertising; and (ii) the issuance was made only to "accredited investors" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2023, Agenia Clark notified the Board of Directors (the "Board") of Alpine Summit of her intention to resign from its Board effective June 2, 2023.  Eugene Davis has been appointed as a member of the Board to fill the vacancy created by Ms. Clark's resignation. The Board also approved increasing the size of the Board and Anthony Horton has been appointed as a member of the Board.  Both the appointments of Eugene Davis and Anthony Horton are effective as of June 2, 2023.

Mr. Davis has served as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm providing advisory services for domestic and international public and private business entities since 1999. Mr. Davis currently serves on the board of directors of Parker Wellbore and Bonavista Energy, where he is Chairman of the Board. Mr. Davis received his Bachelor of Arts, Masters in International Affairs, and Juris Doctorate from Columbia University.

Mr. Horton currently serves as the Chief Executive Officer of AR Horton Advisors. Mr. Horton has more than 25 years of energy and technology experience and was Executive Vice President and Chief Financial Officer at Energy Future Holdings and Senior Director of Corporate and Public Policy at TXU Energy. Mr. Horton holds a Masters of Professional Accounting and Finance from the University of Texas at Dallas/Arlington and a BBA in Economics and Management from the University of Texas at Arlington.

Mr. Horton and Mr. Davis are not parties to any transaction with Alpine Summit that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Horton, Mr. Davis, and any other person pursuant to which they were selected to serve as members of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE SUMMIT ENERGY PARTNERS, INC.

Dated: June 2, 2023	By:	/s/ Darren Moulds
	Name:	Darren Moulds
	Title:	Chief Financial Officer